UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 2, 2019
Date of Report (Date of earliest event reported)

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Verint Systems Inc
(Exact name of registrant as specified in its charter)

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Delaware	001-34807	11-3200514
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Broadhollow Road
Melville,	New York	11747

(Address of principal executive offices, and zip code)

(631)	962-9600

(Registrant's telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value per share	VRNT	The NASDAQ Stock Market, LLC
(NASDAQ Global Select Market)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On December 4, 2019, Verint Systems Inc. ("Verint" or the "Company") issued a press release providing selected financial information for the three and nine months ended October 31, 2019, and its outlook. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 2.02 in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 2, 2019, the Board of Directors of the Company (the “Board”), upon the recommendation of the Corporate Governance and Nominating Committee of the Company, appointed Mr. Andrew D. Miller to the Board, filling a newly created vacancy on the Board. He will serve for an initial term ending at the Company’s 2020 Annual Meeting of Stockholders. Mr. Miller will also serve on the Audit Committee of the Board.

Mr. Miller has over 30 years of experience as a financial and operational executive at a number of public and private companies and over five years serving on public company boards. Mr. Miller recently retired from his position as Executive Vice President and Chief Financial Officer of PTC Inc., a global subscription software and cloud leader in the CAD, Product Lifecycle Management, and Industrial Internet of Things Software markets. Mr. Miller held this position for more than four years and successfully led PTC's transition from a perpetual license business model to a subscription business model. Earlier in his career, Mr. Miller held senior executive positions at a number of other software and technology companies, including Cepheid Inc., Autodesk, Inc., and MarketFirst Software, Inc. He currently sits on the board of iRobot Corporation, a leading global consumer robot company.
The Board has affirmatively determined that Mr. Miller meets the qualifications of an independent director under NASDAQ Rule 5605(a)(2) and the Company’s Corporate Governance Guidelines.

Verint is not aware of any transactions with Mr. Miller that would require disclosure under Item 404(a) of Regulation S-K. As a non-employee director, Mr. Miller will participate in Verint's compensation program for non-employee directors as described under the caption "Director Compensation" in Verint's Proxy Statement filed with the Securities and Exchange Commission on May 8, 2019.

Mr. Miller is expected to become a party to an Indemnification Agreement with Verint on the same basis as Verint's other directors, the terms of which are described in Verint's Annual Report on Form 10-K for the year ended January 31, 2019.

Item 8.01 Other Events

The Board has adopted a policy (via an amendment to the Corporate Governance Guidelines contained in the charter of the Corporate Governance & Nominating Committee of the Board) that the initial list of candidates from which new director nominees are selected as part of any independent search process initiated by the Board include candidates with a diversity of gender, race or ethnicity. This policy memorializes the Board’s existing practice for recent director searches.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release of Verint Systems Inc., dated December 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date:	December 4, 2019

		By:	/s/ Douglas E. Robinson
			Name:	Douglas E. Robinson
			Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Verint Systems Inc., dated December 4, 2019